Exhibit 10.14

EXECUTION COPY

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of April 28, 2011, by and among KBS Debt Holdings, LLC, a Delaware limited liability company (“KBS Debt Holdings”), and KBS DEBT HOLDINGS MEZZ HOLDER, LLC, a Delaware limited liability company (“Additional Guarantor”). Except as otherwise specified, capitalized terms used but not defined herein have the respective meanings set forth in the Amended and Restated Master Repurchase Agreement (the “CFPI Repurchase Agreement”), dated as of the date hereof, between KBS GKK Participation Holding II, LLC, as Seller, and Citicorp Financial Products Inc, as Buyer.
WHEREAS, reference is made to that certain Amended and Restated Senior Mezzanine Loan Agreement, dated as of April 1, 2008, and amended as of August 22, 2008 (the “Loan Agreement”), between the borrowers named therein (collectively, the “Borrower”), and the lenders named therein (collectively, the “Lender”), whereby Lender is the owner and holder of a loan to Borrower in the original principal amount of $500,000,000 (the “Loan”);
WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of August 22, 2008 (the “Assignment”), Lender transferred to KBS Debt Holdings all of Lender's right, title and interest under the Loan, the Loan Agreement, that certain Amended and Restated Mezzanine Promissory Note A-1 dated as of August 22, 2008, in the original principal amount of $281,250,000 (“Note A-1”), and that certain Amended and Restated Mezzanine Promissory Note A-2 dated as of August 22, 2008, in the original principal amount of $218,750,000 (“Note A-2”; together with Note A-1, the “Promissory Notes”), and such other loan documents listed on Schedule A attached hereto and incorporated herein by reference (collectively, with the Loan Agreement and the Promissory Notes, the “Loan Documents”);
WHEREAS, pursuant to that certain Participation Agreement dated as of August 22, 2008 (the “Participation Agreement”), by and among, KBS Debt Holdings, in its capacity as issuer of the Participation Interests (as defined below), KBS GKK Participation Holdings I, LLC, a Delaware limited liability company (“Participant A”), KBS GKK Participation Holdings II, LLC, a Delaware limited liability company (“Participant B”; together with Participant A, the “Participants”), and Archon Group, L.P., a Delaware limited partnership (“Servicer”), KBS Debt Holdings conveyed to Participant A a pari passu participation interest in the initial principal amount of $281,250,000 (“Participation A”), and to Participant B a pari passu participation interest in the initial principal amount of $218,750,000 (“Participation B”; together with Participation A, the “Participation Interests”); and
WHEREAS, KBS Debt Holdings wishes to contribute and convey the Loan, the Loan Documents, and KBS Debt Holdings' obligations under the Participation Agreement (the “Participation Obligations”) to Additional Guarantor, and Additional Guarantor wishes to accept the Loan and the Loan Documents, and assume the Participation Obligations.
NOW, THEREFORE, the parties agree as follows:

ARTICLE I

THE CONTRIBUTION

SECTION 1.01 Contribution of the Loan and the Loan Documents. On the terms and subject to the conditions and other provisions set forth in this Agreement, KBS Debt Holdings hereby contributes, assigns, transfers, conveys and delivers to Additional Guarantor as a contribution to Additional Guarantor's capital all of its right, title and interest in and to the Loan and the Loan Documents (the “Contribution”), and Additional Guarantor hereby accepts the Contribution.
SECTION 1.02 Assignment and Assumption of Participation Obligations. On the terms and subject to the conditions and other provisions set forth in this Agreement, KBS Debt Holdings hereby assigns, transfers, conveys and delivers to Additional Guarantor, and Additional Guarantor hereby assumes, and agrees to observe and perform all the covenants applicable to, the Participation Obligations (the “Assumption”).
SECTION 1.03 Acknowledgement of Consideration. Each of KBS Debt Holdings and Additional Guarantor hereby acknowledges that the Contribution and Assumption are made in consideration of an increase in the equity value of KBS Debt Holdings' ownership interest in Additional Guarantor, and each of KBS Debt Holdings and Additional Guarantor hereby acknowledges the sufficiency of such consideration.
SECTION 1.04 Title. Title to the Loan and the Loan Documents shall pass to Additional Guarantor on the date of this Agreement.
ARTICLE II

CONDITIONS OF THE CONTRIBUTION

SECTION 2.01 Conditions Precedent to the Obligations of Additional Guarantor and KBS Debt Holdings. The obligations of Additional Guarantor and KBS Debt Holdings hereunder are subject to the satisfaction of each of the following conditions:
(a)This Agreement has been duly authorized by each of Additional Guarantor and KBS Debt Holdings, and all necessary limited liability company action has been taken and all necessary governmental approvals, if any, have been obtained with respect to this Agreement by each of Additional Guarantor and KBS Debt Holdings; and
(b)each of the CFPI Repurchase Agreement and that certain Amended and Restated Master Repurchase Agreement, dated as of the date hereof, between KBS GKK Participation Holding I, LLC and Goldman Sachs Mortgage Company (the “GSMC Repurchase Agreement”; together with the CFPI Repurchase Agreement, the

“Repurchase Agreements”) have been duly authorized by each of the parties thereto, and all necessary corporate or limited liability company action have been taken and all necessary governmental approvals, if any, have been obtained with respect to the Repurchase Agreements by each of the parties thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Representations of Additional Guarantor. As of the date hereof, Additional Guarantor represents and warrants as follows:
(a)It (i) is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, (ii) is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (iii) has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as presently proposed to be conducted and for the purposes of the transactions contemplated by this Agreement and the other Transaction Documents.
(b)It has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the provisions hereof. Its execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part and requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained.
(c)This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors rights and (ii) general principles of equity.
(d)There is no action, suit, investigation or proceeding pending or, to its knowledge, threatened against it before any court or arbitrator or Governmental Authority that would materially adversely effect its financial condition, business, assets or operations or which in any manner draws into question the validity or enforceability of this Agreement or any other Transaction Document or its ability to perform its obligations under the Transaction Documents.
(e)The execution, delivery and performance by it of this Agreement does not contravene, or constitute a default under, any Requirement of Law with respect to it or any contractual obligation with respect to it or result in the creation or imposition of any Lien on any property of it (except for Liens permitted under the Repurchase Agreements).
(f)The Contribution made pursuant to this Agreement is intended to constitute a valid contribution of the Loan and the Loan Documents to Additional Guarantor and immediately upon contribution and conveyance hereunder Additional Guarantor shall have good title thereto, enforceable against creditors of, and purchasers from, KBS Debt Holdings.
(g)The Contribution and Assumption are made in good faith and without intent to hinder, delay or defraud creditors of KBS Debt Holdings or Additional Guarantor.
(h)Both before and after giving effect to the Contribution and Assumption, it is solvent within the meaning of the Bankruptcy Code and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Act of Insolvency has occurred with respect to it.
(i)All of its issued and outstanding limited liability company interests are owned by KBS Debt Holdings, all of which limited liability company interests have been validly issued, are fully paid and non-assessable and are owned of record by KBS Debt Holdings. It has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.
(j)Other than its organizational documents, the Transaction Documents or any other agreement entered into in connection with the execution of the Repurchase Agreements, it is not a party to any contract or agreement of any kind or nature and it is not subject to any obligations or liabilities of any kind or nature in favor of any third party. It has not engaged in any activities since its formation (other than those incidental to its formation, the execution of the Transaction Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).
(k)It is not (i) in violation of its organizational documents, (ii) in violation of any Requirement of Law or (iii) in violation of any contractual obligation.
SECTION 3.02 Representations of KBS Debt Holdings. As of the date hereof, KBS Debt Holdings represents and warrants as follows:
(a)It has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power under the laws of such state to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary and where the failure to do so would have a Material Adverse Effect.
(b)This Agreement has been duly authorized, executed and delivered on its behalf and, assuming due authorization, execution and delivery by the other party thereto, this Agreement is a valid and legally binding agreement of KBS Debt Holdings, enforceable against it in accordance with the Agreement's terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor rights and (ii) general principles of equity.
(c)There are is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over it which is required for the execution, delivery and performance of this Agreement (except to the extent that the failure to obtain such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Material Adverse Effect).
(d)There are no actions, suits, investigations or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it before any Governmental Authority which question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto, or which, if adversely determined, are reasonably likely to materially impair its ability to perform its obligations under this Agreement.
(e)Its execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which it is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to result in a Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Material Adverse Effect) or of the provisions of its organizational documents.
(f)The Contribution made pursuant to this Agreement is intended to constitute a valid contribution of the Loan and Loan Documents to Additional Guarantor and immediately upon contribution and conveyance hereunder Additional Guarantor shall have good title thereto, enforceable against creditors of, and purchasers from, KBS Debt Holdings. KBS Debt Holdings shall have no remaining property interest in the Loan or Loan Documents sold to Additional Guarantor.
(g)The Contribution and Assumption are made in good faith and without intent to hinder, delay or defraud creditors of KBS Debt Holdings or Additional Guarantor.

(h)Immediately prior to the Contribution and Assumption contemplated hereby, it has good and valid title to the Loan and the Loan Documents, free and clear of all Liens and rights of others, except Liens permitted under the Repurchase Agreements and the Participation Agreement.
ARTICLE IV

COVENANTS

SECTION 4.01 Covenants of the Parties.
(a)Compliance with Laws, etc. Each of Additional Guarantor and KBS Debt Holdings will comply in all material respects with all applicable Requirements of Law, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect its business, financial condition, operations or properties or its ability to perform its obligations under the Transaction Documents to which it is a party.
(b)Notice of Proceedings. Promptly upon becoming aware thereof, each of Additional Guarantor and KBS Debt Holdings agrees to give the other party to this Agreement and both Citicorp Financial Products Inc. and Goldman Sachs Mortgage Company (collectively, “Buyers”) written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting it which is reasonably likely to have a material adverse effect on its financial condition, business, assets or operations or its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party.
(c)Further Assurances. Each of Additional Guarantor and KBS Debt Holdings agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further reasonable actions that may be reasonably necessary or desirable to perfect, protect, or more fully evidence the contribution, conveyance and acceptance of the Contribution and Assumption under this Agreement, or to enable a party to this Agreement or its assignee to exercise and enforce its respective rights and remedies under this Agreement.
ARTICLE V

MISCELLANEOUS

SECTION 5.01 Entire Agreement. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

SECTION 5.02 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto may not otherwise assign either this Agreement or any of their respective rights, interest, or obligations hereunder without the prior written approval of the other parties and Buyers.
SECTION 5.03 Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission (in pdf format) shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5.04 Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
SECTION 5.05 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.
SECTION 5.06 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same will be in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
SECTION 5.07 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
SECTION 5.08 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
SECTION 5.09 Nonpetition Covenants. Each of Additional Guarantor and KBS Debt Holdings hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Repurchase Obligations, it will not institute against, or join any other Person in instituting against, Additional Guarantor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

The provisions of this Section 5.2 shall survive the termination of this Agreement. Buyers are an intended third party beneficiary of this Section.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ David E. Snyder
David E. Snyder
Chief Financial Officer

KBS DEBT HOLDINGS MEZZ HOLDER, LLC,
a Delaware limited liability company

By:    KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

By:    KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

By:    /s/ David E. Snyder
David E. Snyder
Chief Financial Officer

Schedule A

LIST OF LOAN DOCUMENTS

1. Amended and Restated Senior Mezzanine Loan Agreement between the entities listed on Annex 1 hereto as borrower (“Borrower”) and Assignor, effective as of August 22,
2008;

2. Amended and Restated Mezzanine Promissory Note A-1 (Senior Mezzanine Loan) made by Borrower in favor of GSMC, effective as of August 22, 2008;

3. Amended and Restated Mezzanine Promissory Note A-2 (Senior Mezzanine Loan) made by Borrower in favor of Citigroup, effective as of August 22, 2008;

4. Collateral Assignment of Interest Rate Cap Agreement (Mezzanine), dated as of April 1, 2008, between Borrower and Assignor (as successor-in-interest to GSMC, Citigroup and SL Green (collectively, “Original Senior Mezzanine Lender”;

5. Environmental Indemnity Agreement (Mezzanine), dated as of April 1, 2008, by Gramercy Capital Corp. and Borrower in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

6. Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine), dated as of April 1, 2008, by First States Management Corp., L.P. (“Property Manager”) for the benefit of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

7. Cash Management Agreement (Mezzanine), dated as of April 1, 2008, among LaSalle Bank National Association (''Cash Management Bank”), Borrower and Assignor (as successor-in-interest to Original
Senior Mezzanine Lender);

8. Pledge and Security Agreement (Upper Tier), dated as of April 1, 2008, by GKK Stars Acquisition LLC and First States Group, L.P. (“FSG”) in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

9. Original American Financial TRS, Inc. Share Certificate No. 1 dated October 31, 2002, in !be amount of 100 Shares, issued to First States Group, L.P., with attached stock power executed in blank;

10. Original American Financial Realty Trust Share Certificate No. 1 dated April 1, 2008, in the amount of 1000 Shares, issued to GKK Stars Acquisition LLC, with attached stock power executed in blank;

11. Pledge and Security Agreement (Lower Tier), dated as of April 1, 2008, by the pledgors listed therein in favor or Assignor (as successor-In-interest to Original Senior Mezzanine Lender);

12. Deposit Account Control Agreement, dated as of April 1, 2008, among Bank of America, N.A. (“Lockbox Bank”), FSG, Gramercy and Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

13. Cooperation Agreement (Mezzanine), dated as of April 1, 2008, by Senior Mezzanine Borrower and Gramercy in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

14. Guaranty (Mezzanine), dated as of April 1, 2008, by Gramercy in favor of Assignor (as successor-in-interest to Original Senior Mezzanine Lender);

15. Contribution Agreement (Mezzanine), dated as of April 1, 2008, by and among Senior Mezzanine Borrower and Assignor (as suceessor-in-interest to Original Senior Mezzanine Lender);

16. Intercreditor Agreement by and among GS, Citi and SL Green Realty Corp. (“SL Green”), as Senior Lender, Assignor, as Senior Mezzanine Lender and GS, Citi and SL Green as Junior Mezzanine Lender, dated August 22, 2008.

17. Each of the aforementioned documents, as the same may be amended, modified, restated or supplemented from time to time.

2

Annex A

LIST OF BORROWERS

1.	GKK Stars Acquisition LLC

2.	American Financial Realty Trust

3.	First States Group, L.P.

4.	American Financial TRS, Inc.

5.	First States Group, LLC

6.	First States Investors 104 Holdings, L.P.

7.	First States Investors 240 Holdings, LLC

8.	First States Investors 241 Holdings, LLC

9.	First States Investors 3300 Holdings, LLC

10.	First States Investors 4400A, L.P.

11.	First States Investors 4100, LLC

12.	First States Investors 4600 Holdings, LLC

13.	First States Investors 5000, LLC

14.	First States Investors 6000, L.P.

15.	First States Investors 801, L.P.

16.	First States Investors 923 Holdings, L.P.

17.	First States Investors 927 Holdings, LLC

18.	First States Investors Asset Group A, L.P.

19.	First States Investors GS Pool A Holdings, LLC

20.	First States Investors GS Pool B Holdings, LLC

21.	First States Investors, L.P.

22.	First States Partners III, L.P.

23.	First States Partners, L.P.

24.	First States Properties, L.P.

25.	First States Wilmington JV, L.P